Exhibit 99.1

NextNRG, Inc. Announces Estimated 136% Year-over-Year Revenue Growth for January 2025

All Time Record Monthly Revenue

MIAMI, March 5, 2025 (GLOBE NEWSWIRE) -- NextNRG, Inc. (“NextNRG” and the “Company”) (Nasdaq: NXXT),  a pioneer in utilizing artificial intelligence and machine learning to redefine energy innovation with its cutting-edge utility operating system, smart microgrid solutions, wireless electric vehicle charging, and fuel delivery technologies, today announced record year-over-year (“YoY”) and sequential unaudited revenue growth for the month of January 2025 in its EzFill division. The tables below provide details regarding the YoY and month-over-month (“MoM”) comparisons.

	January 2025 - YoY Comparison
	January 2024	January 2025	Growth
Revenue	$2,110,843	$4,992,090	136%
Gallons	546,292	1,438,824	163%

	January 2025 - MoM Comparison
	December 2024	January 2025	Growth
Revenue	$2,272,058	$4,992,090	120%
Gallons	620,578	1,438,824	132%

NextNRG, Inc. Executive Chairman and CEO, Michael D. Farkas, commented, “This record-breaking month underscores the strength of our carefully designed growth strategy, which we are executing with discipline. We believe the acquisition of Shell Oil’s truck fleet, doubling our operational capacity, strategically positions us to maintain this momentum. January 2025 marked the initiation of fuel deliveries to the world’s leading e-commerce company under a substantial long-term agreement. Additionally, we are experiencing consistent revenue growth across our key markets and fleet accounts nationwide. With the recent financing and share exchange finalized, we believe we are well-equipped to advance the next stage of our strategic expansion."

About NextNRG, Inc.

NextNRG Inc. (NextNRG) is Powering What’s Next by implementing artificial intelligence (AI) and machine learning (ML) into renewable energy, next-generation energy infrastructure, battery storage, wireless electric vehicle (EV) charging, and on-demand mobile fuel delivery to create an integrated ecosystem.

At the core of NextNRG’s strategy is its Utility Operating System which leverages AI and ML to help make existing utilities’ energy management as efficient as possible; and the deployment of NextNRG Smart Microgrids, which utilize AI-driven energy management alongside solar power and battery storage to enhance energy efficiency, reduce costs, and improve grid resiliency. These microgrids are designed to serve commercial properties, schools, hospitals, nursing homes, parking garages, rural and tribal lands, recreational facilities, and government properties, expanding energy accessibility while supporting decarbonization initiatives.

NextNRG continues to expand its growing fleet of fuel delivery trucks and national footprint, including the acquisition of Yoshi Mobility’s fuel division and Shell Oil’s trucks, further solidifying its position as a leader in the on-demand fueling industry. NextNRG is also integrating sustainable energy solutions into its mobile fueling operations. The company hopes to be an integral part of assisting its fleet customers in their transition to EV supporting more efficient fuel delivery while advancing clean energy adoption. The transition process is expected to include the deployment of NextNRG’s innovative wireless EV charging solutions.

To find out more visit: www.nextnrg.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statement describing NextNRG’s goals, expectations, financial or other projections, intentions, or beliefs is a forward-looking statement and should be considered an at-risk statement. Words such as "expect," "intends," "will," and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, including, but not limited to, those related to NextNRG’s business and macroeconomic and geopolitical events. These and other risks are described in NextNRG’s filings with the Securities and Exchange Commission from time to time. NextNRG’s forward-looking statements involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although NextNRG’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by NextNRG. Except as required by law, NextNRG undertakes no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements.

Investor Relations Contact

NextNRG, Inc.

Sharon Cohen

SCohen@nextnrg.com